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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Monsanto Company of our report dated October 24, 1997, which appears on page 20 of Delta and Pine Land Company's 1997 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended August 31, 1997. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

                                          /s/ Arthur Andersen LLP

Memphis, Tennessee

October 28, 1998.